Exhibit 99.1
NEWS RELEASE
Contact: Dollar Financial Corp
Financial Dynamics
Julie Prozeller/Grace Su
(212) 850-5600
FOR IMMEDIATE RELEASE
DOLLAR FINANCIAL CORP ANNOUNCES THE SETTLEMENT OF ITS
$600 MILLION 10 3/8% SENIOR NOTE OFFERING AND THE COMPLETION OF
THE PREVIOUSLY ANNOUNCED ACQUISITION OF DEALERS’ FINANCIAL
SERVICES, LLC
BERWYN, Pennsylvania, December 23, 2009 — Dollar Financial Corp (NASDAQ:DLLR — News), a leading international diversified financial services company primarily serving unbanked and under-banked consumers for nearly 30 years, today announced the completion of its $600.0 million offering of senior notes by its indirect wholly owned Canadian subsidiary, National Money Mart Company. The notes pay interest semi-annually at a fixed rate of 10.375% per annum. The notes are fully and unconditionally guaranteed, on a senior unsecured basis, by Dollar Financial Corp and certain of its current and future direct and indirect wholly owned U.S. and Canadian subsidiaries. The Notes will mature on December 15, 2016. The maturity date of the Notes will be automatically shortened to November 30, 2012, unless prior to October 30, 2012 the aggregate principal amount of the Company’s outstanding 2.875% senior convertible notes due 2027 has been reduced to an amount less than or equal to $50.0 million by means of (i) the repurchase or redemption thereof , (ii) defeasance thereof or (iii) the exchange or conversion thereof into unsecured notes of the Company or any of its direct or indirect subsidiaries having no mandatory repayment prior to April 1, 2015, or into common stock of the Company. After the completion of the note exchange discussed below, $80.0 million of the Company’s 2.875% senior convertible notes will remain outstanding.
The Company used a portion of the net proceeds of the offering to prepay $350.0 million of the approximately $369.6 million outstanding under the term loan portion of its senior secured credit facility, which reduces the outstanding balance to approximately $19.6 million. In addition, the Company also used a portion of the net proceeds of the offering to complete concurrently the previously announced acquisition of Dealers’ Financial Services, LLC. DFS is an established business, based in Lexington Kentucky, that provides fee-based services for military personnel who obtain auto loans in the United States made by a third party national bank. The anticipated EBITDA contribution from the acquired
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business for the 2010 calendar year is anticipated to be between $20.0 million and $23.0 million.
These transactions follow the recent commencement of the exchange of $120.0 million of the Company’s $200.0 million 2.875% U.S. senior convertible notes, due 2027 that may be first put to the Company December 2012 for 3.0% U.S. senior convertible notes due 2028 that may be first put to the Company April 2015, and also the amendment and extension of the majority of the Company’s existing U.S. and Canadian revolving credit facilities and Canadian and U.K. term loan facilities to December 2014. The extension of the maturity of the senior secured credit facility is conditioned upon the aggregate principal amount of the Company’s outstanding 2.875% senior convertible notes being reduced to an amount less than or equal to $50.0 million prior to October 31, 2012, by means of (i) the repurchase or redemption thereof , (ii) defeasance thereof or (iii) the exchange or conversion thereof into unsecured notes of the Company or any of its direct or indirect subsidiaries having no mandatory repayment prior to April 1, 2015, or into common stock of the Company.
Commenting on the transactions, Jeff Weiss, the Company’s Chairman and Chief Executive Officer, stated, “The completion of the senior unsecured note offering marks the culmination of our effort to realign the Company’s debt structure to better support our long-term growth initiatives. I am excited with the multitude of investment opportunities our Company continues to review. Further, I am proud of the dedication and tireless work ethic of our experienced management team. Their depth and breadth of experience enables us to successfully manage and grow our core businesses, while assimilating the acquisition of new businesses and product lines. I welcome the entire management team of DFS to the Dollar Family, who along with their proven business model and strong dealership network, are well positioned to enhance DFS’s share of this growing market. I believe we are entering a very exciting period of growth for our Company, which is now in an even stronger financial and operating position to continue to execute our multi-country, multi-product and multi-channel business strategy for many years to come.”
About Dollar Financial Corp
Dollar Financial Corp is a leading diversified international financial services company primarily serving unbanked and under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, pawn lending, Western Union
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money order and money transfer products, currency exchange, gold buying, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, and bill payment services.
At September 30, 2009, the Company’s global store network consisted of 1,188 stores, including 1,032 company-operated financial services stores and 156 franchised and agent locations in the United States, Canada, United Kingdom, Republic of Ireland, and Poland. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing, money transfer, pawn lending and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
This news release contains forward looking statements, including statements regarding the following: the Company’s recent refinancing initiatives, future results, growth, guidance, expansion plans, the financing of potential acquisitions and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the developing regulatory environment in Canada, the U.K., Poland and the United States; the impact of future development strategy, new stores and acquisitions; the implementation and expected results of restructuring initiatives; the maturity date of the Company’s senior secured credit facility and the notes; and of the performance of new products and services. These forward looking statements involve risks and uncertainties, including uncertainties related to the effects of changes in the value of the U.S. dollar compared to foreign currencies, risks related to the regulatory environments, current and potential future litigation, the integration and performance of acquired stores, the performance of new stores, the implementation and expected results of restructuring initiatives, the impact of debt financing transactions, the results of certain ongoing income tax appeals, the ability to comply with the requirements necessary to extend the maturity of the senior secured credit facility and the notes, and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, attain its published guidance metrics, or that ongoing and potential future litigation or that the various FDIC, Federal, state, Canadian or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and
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other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, the Company’s annual reports and Form 10-Q’s and 10-K’s. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
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